Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS FIRST QUARTER 2026 RESULTS

Grew Total Revenue 19% to $643 million, reduced Net Loss 85% to $(6) million, increased
Adjusted EBITDA 143% to $88 million, and expanded Adjusted EBITDA margin 710 basis points

Achieved strongest first quarter results in Total Revenue and Adjusted EBITDA since onset of the pandemic

Plano, TX, May 1, 2026 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest and most influential theatrical exhibition companies in the world, today reported results for the three months ended March 31, 2026.

“Our first quarter results marked our strongest first quarter since the onset of the pandemic across all revenue categories and Adjusted EBITDA, with meaningful top‑line growth and margin expansion,” said Sean Gamble, President and Chief Executive Officer of Cinemark. “Our results reflect our team’s diligent operational execution as well as our advantaged market position, which continues to be reinforced by our ongoing investments and strategic initiatives.”

Gamble continued, “Looking ahead, we maintain our confidence in Cinemark’s long-term growth prospects on account of our solid financial position, distinct competitive advantages, and the multitude of opportunities we have to drive incremental value. Furthermore, we are highly encouraged by positive momentum in core fundamentals that support our industry, including sustained consumer enthusiasm for larger-than-life cinematic experiences, strength and volume of upcoming film releases, and robust studio commitment to theatrical exhibition.”

Q1 2026 Earnings Highlights

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Entertained 39 million moviegoers across our global footprint that spans 14 countries.
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Sustained our sizable market share gains of more than 150 basis points since the pandemic in both the U.S. and Latin America; representing the most significant gains of all major exhibitors.
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Continued to benefit from strategic initiatives focused on strengthening the experiences we create for our guests, building audiences, growing new sources of revenue, and further enhancing our operating capabilities.
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Generated a significant 17% of our global box office from alternative content during the quarter.
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Produced 13% of our worldwide admissions revenue from premium large format screens, including XD, IMAX, and ScreenX, an increase of 200 basis points year-over-year.
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Generated 5% of our total admissions revenue from D-BOX motion seats, an increase of over 150 basis points versus the prior year.
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Achieved a new all-time high domestic food and beverage per cap of $8.58 and a first quarter international record that increased approximately 13% year-over-year.
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Reported a $(6) million net loss, or $(0.06) per share, attributable to Cinemark Holdings, Inc.
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Delivered our highest first quarter total revenue and Adjusted EBITDA since the onset of the pandemic, generating $643 million and $88 million, respectively.
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Spent $38 million on capital expenditures to maintain and enhance our circuit, including laser projector conversions, new premium amenities, and other ROI generating initiatives.
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Maintained a healthy balance sheet, ending the quarter with $262 million in cash and a net leverage ratio of 2.6x.

Financial Results

Cinemark Holdings, Inc.’s total revenue for the three months ended March 31, 2026 increased 18.9% to $643.1 million compared with $540.7 million for the three months ended March 31, 2025. For the three months ended March 31, 2026, admissions revenue was $311.4 million while concession revenue was $255.2 million, with attendance of 39.0 million patrons. Worldwide average ticket price was $7.98 and concession revenue per patron was $6.54.

Net loss attributable to Cinemark Holdings, Inc. for the three months ended March 31, 2026 was $(6.4) million compared with $(38.9) million for the three months ended March 31, 2025. Diluted loss per share for the three months ended March 31, 2026 was $(0.06) compared with $(0.32) for the three months ended March 31, 2025.

Adjusted EBITDA for the three months ended March 31, 2026 was $88.5 million compared with $36.4 million for the three months ended March 31, 2025. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

Prepared Earnings Remarks and Conference Call Information

In conjunction with this release, Cinemark will post an earnings executive commentary at https://ir.cinemark.com and will host a live webcast today at 8:30 am ET.

To access the webcast go to https://event.choruscall.com/mediaframe/webcast.html?webcastid=RZXqr90L. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Cinemark Holdings, Inc. (NYSE: CNK) provides extraordinary out-of-home entertainment experiences as one of the largest and most influential theatrical exhibition companies in the world. Based in Plano, Texas, Cinemark makes every day cinematic for moviegoers across nearly 500 theaters and more than 5,500 screens, operating in 42 states in the U.S. (301 theaters; 4,219 screens) and 13 South and Central American countries (194 theaters; 1,401 screens). Cinemark offers guests superior sight and sound technology, including Barco laser projection and Cinemark XD, the world’s No. 1 exhibitor-branded premium large format; industry-leading penetration of upscale amenities such as expanded food and beverage offerings, Luxury Lounger recliners and D-BOX motion seats; top-notch guest service; and award-winning loyalty programs such as Cinemark Movie Club. All of this creates an immersive environment for a shared, entertaining escape, underscoring that there is no place more cinematic than Cinemark. For more information go to https://ir.cinemark.com.

Investor Relations Contact:

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

Julia McCartha – 972-665-1322 or pr@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include:

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future revenue, expenses and profitability;
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currency exchange rate and inflationary impacts;
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general economic conditions in the United States and internationally;
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the future development and expected growth of our business;
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projected capital expenditures;
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access to capital resources;
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attendance at movies generally or in any of the markets in which we operate;
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the number and diversity of popular movies released, the length of exclusive theatrical release windows, and our ability to successfully license and exhibit popular films;
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national and international growth in our industry;
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competition from other exhibitors, alternative forms of entertainment and content delivery via streaming and other formats;
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changes in legislation, government regulations or policies that affect our operations;
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determinations in lawsuits in which we are a party; and
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extraordinary events beyond our control, such as conflicts, wars, natural disasters, public health crises, labor strikes, or terrorist acts.

You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company's Annual Report on Form 10-K filed February 18, 2026. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in millions, except per share amounts)

	Three Months Ended
	March 31,
	2026	2025
Statement of loss data:
Revenue
Admissions	$311.4	$264.1
Concession	255.2	210.4
Other	76.5	66.2
Total revenue	$643.1	$540.7
Cost of operations
Film rentals and advertising	169.7	141.4
Concession supplies	48.5	44.3
Salaries and wages	94.4	90.3
Facility lease expense	80.9	78.3
Utilities and other	114.7	105.7
General and administrative expenses	56.1	54.5
Depreciation and amortization	51.6	49.5
Loss (gain) on disposal of assets and other	3.7	(4.1)
Total cost of operations	619.6	559.9
Operating income (loss)	23.5	(19.2)
Other income (expense)
Interest expense	(34.7)	(38.5)
Other income, net	1.4	4.4
Loss before income taxes	(9.8)	(53.3)
Income tax benefit	(4.0)	(14.7)
Net loss	$(5.8)	$(38.6)
Less: Net income attributable to noncontrolling interests	0.6	0.3
Net loss attributable to Cinemark Holdings, Inc.	$(6.4)	$(38.9)
Loss per share attributable to Cinemark Holdings, Inc.'s common stockholders
Basic	$(0.06)	$(0.32)
Diluted	$(0.06)	$(0.32)
Weighted average shares outstanding
Basic	114.7	119.4
Diluted	114.7	119.4

Other Operating Data

(unaudited, in millions)

	As of
	March 31, 2026	December 31, 2025
Balance sheet data:
Cash and cash equivalents	$261.7	$344.3
Theater properties and equipment, net	$1,173.3	$1,175.8
Total assets	$4,345.8	$4,433.9
Total long-term debt, net of unamortized debt issuance costs and original issue discount	$1,875.3	$1,875.6
Total equity	$389.7	$413.8

	Three Months Ended March 31,
	2026	2025
Cash flows used for:
Operating activities (1)	$(20.4)	$(119.1)
Investing activities	$(37.5)	$(15.3)
Financing activities	$(36.8)	$(230.1)
(1)
We define free cash flow as cash flows used for operating activities less capital expenditures. A reconciliation of cash flows used for operating activities to free cash flow is provided below:

	Three Months Ended March 31,
	2026	2025
Reconciliation of free cash flow:
Cash flows used for operating activities	$(20.4)	$(119.1)
Less: capital expenditures	37.7	22.1
Free cash flow	$(58.1)	$(141.2)

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Reportable Segment		International Reportable Segment			Consolidated
	Three Months Ended March 31,		Three Months Ended March 31,			Three Months Ended March 31,
Revenue and Attendance	2026	2025	2026	2025	Constant Currency (1) 2026	2026	2025
Admissions revenue	$253.8	$207.6	$57.6	$56.5	$57.3	$311.4	$264.1
Concession revenue	206.8	164.4	48.4	46.0	47.7	255.2	210.4
Other revenue	54.1	45.1	22.4	21.1	22.7	76.5	66.2
Total revenue	$514.7	$417.1	$128.4	$123.6	$127.7	$643.1	$540.7
Attendance	24.1	20.6	14.9	16.0		39.0	36.6
Average ticket price	$10.53	$10.08	$3.87	$3.53	$3.85	$7.98	$7.22
Concession revenue per patron	$8.58	$7.98	$3.25	$2.88	$3.20	$6.54	$5.75
Cost of Operations
Film rentals and advertising	$140.9	$113.2	$28.8	$28.2	$28.8	$169.7	$141.4
Concession supplies	$37.8	$33.8	$10.7	$10.5	$10.5	$48.5	$44.3
Salaries and wages	$77.2	$74.6	$17.2	$15.7	$17.1	$94.4	$90.3
Facility lease expense	$62.3	$60.2	$18.6	$18.1	$17.9	$80.9	$78.3
Utilities and other	$88.8	$81.8	$25.9	$23.9	$25.8	$114.7	$105.7

(1) Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2025. We translate the results of our international reportable segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign currency exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international reportable segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in millions)

	Three Months Ended
	March 31,
	2026	2025
Adjusted EBITDA (1)
U.S.	$74.7	$20.0
International	13.8	16.4
Total Adjusted EBITDA (1)	$88.5	$36.4

Capital expenditures
U.S.	$28.9	$16.9
International	8.8	5.2
Total capital expenditures	$37.7	$22.1
(1)
Adjusted EBITDA represents net loss before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net loss as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes. A reconciliation of net loss to Adjusted EBITDA is provided below.

Reconciliation of Adjusted EBITDA

(unaudited, in millions)

	Three Months Ended
	March 31,
	2026	2025
Net loss	$(5.8)	$(38.6)
Add (deduct):
Income tax benefit	(4.0)	(14.7)
Interest expense (1)	34.7	38.5
Other income, net (2)	(1.4)	(4.4)
Cash distributions from equity investees (3)	3.9	4.8
Depreciation and amortization	51.6	49.5
Loss (gain) on disposal of assets and other	3.7	(4.1)
Non-cash rent expense	(2.9)	(2.8)
Share-based awards compensation expense	8.7	8.2
Adjusted EBITDA	$88.5	$36.4
(1)
Includes amortization of debt issuance costs, amortization of original issue discount and amortization of accumulated losses for amended swap agreements.
(2)
Includes interest income, foreign currency exchange gain, interest expense - NCM, equity in income of affiliates, net loss on investment in NCMI and distributions from NCMI.
(3)
Reflects cash distributions received from equity investees that were recorded as a reduction of the respective investment balances. These distributions are reported entirely within the U.S. reportable segment.
(4)
Non-cash expense included in general and administrative expenses.